Exhibit 99.1

DELL ACQUIRES ALLIN MICROSOFT SERVICES EXPERTISE

•	Approximately 100 Allin employees become part of Dell’s Global Services

•	Expertise includes Microsoft infrastructure, collaboration and business applications

ROUND ROCK, Texas and PITTSBURGH, Pa., Jan. 9, 2009—Dell and Allin Corporation announced today that Dell has acquired the Microsoft IT consulting and solutions segments of Allin for $12 million in a stock purchase agreement.

The acquisition involves Allin’s business units located in Pittsburgh and Philadelphia, PA, and San Jose and Walnut Creek, CA, focused on consulting services around Microsoft’s core infrastructure as well as business-management software and services. Approximately 100 employees in these operations join Dell’s expanding services business.

“The expertise we gain from Allin further deepens our ability to help customers exploit Microsoft technologies for business advantage,” said Stephen Murdoch, vice president, Global Infrastructure Consulting Services, Dell. “Dell’s focus is on helping customers simplify their IT environments to deliver more flexibility and faster returns. Allin’s capabilities and customer focus fit perfectly in this strategy.”

“This is an exciting opportunity for the Allin employees who are part of the acquisition. They will have the opportunity to more effectively scale their client services teams and suite of services they currently have to a broader set of customers,” said Rich Talarico, chairman and CEO, Allin. “We will focus our services in the vertical markets we serve and look forward to continuing the collaboration between these operations and the Dell team.”

About Dell

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Contact Information
Media Contacts: (512) 728-4100
Jess Blackburn	Dell	(512) 728-8295	jess_blackburn@dell.com
David Frink	Dell	(512) 728-2678	david_frink@dell.com
Investor Relations Contacts:
Lynn Tyson	Dell	(512) 723-1130	lynn_tyson@dell.com
Robert Williams	Dell	(512) 728-7570	robert_williams@dell.com

Special note: Statements in this press release that relate to future results and events (including statements regarding the effects of the proposed transaction) are forward-looking statements based on Dell’s current expectations. Actual results and events in future periods could differ materially from those projected in these forward-looking statements because of a number of risks and uncertainties including: general economic, business and industry conditions; Dell’s ability to re-establish a cost advantage over its competitors; local economic and labor conditions, political instability, unexpected regulatory changes, trade protection measures, tax laws, copyright levies and fluctuations in foreign currency exchange rates; Dell’s ability to accurately predict product, customer and geographic sales mix and seasonal sales trends; information technology and manufacturing infrastructure failures; Dell’s ability to effectively manage periodic product transitions; disruptions in component or product availability; Dell’s ability to maintain a strong internal control environment; Dell’s reliance on third-party suppliers for quality product components, including reliance on several single-source or limited-source suppliers; Dell’s ability to access the capital markets; unfavorable results of legal proceeding could harm Dell’s business and result in substantial costs; Dell’s acquisition of other companies; Dell’s ability to properly manage the distribution of its products and services; Dell’s cost-cutting measures; effective hedging of Dell’s exposure to fluctuations in foreign currency exchange rates and interest rates; obtaining licenses to intellectual property developed by others on commercially reasonable and competitive terms; Dell’s ability to attract, retain and motivate key personnel; loss of government contracts; expiration of tax holidays or favorable tax rate structures; changing environmental laws; and the effect of armed hostilities, terrorism, natural disasters and public health issues. For a discussion of those and other factors affecting Dell’s business and prospects, see Dell’s periodic filings with the Securities and Exchange Commission. Dell and Allin undertake no obligation to update any written or oral forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein, to reflect any change in expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.